EXHIBIT 99.1

Contact:	Neenah Paper, Inc.

Bill McCarthy

Vice President — Financial Analysis and Investor Relations

678-518-3278

Neenah Paper Declares Quarterly Dividend

ALPHARETTA, GEORGIA — July 19, 2007 — Neenah Paper, Inc. (NYSE:NP) announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share on the company’s common stock. The dividend is payable on September 4, 2007 to stockholders of record as of close of business on August 10, 2007.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, STARWHITE®, ESSE®, KIMDURA® and MUNISING LP®, Gessner® and varitess®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has paper manufacturing operations in the United States and Germany, and a pulp mill and related timberlands in Nova Scotia, Canada. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.